Exhibit 99.1

OpenText Reports Fourth Quarter and Fiscal Year 2015 Financial Results
Announces up to $200 Million Share Buyback and Update on IRS Tax Matters
Fiscal Year 2015

•	Total revenue was $1.9 billion, up 14%; in CC*, up 19%

•	Recurring revenue was $1.6 billion, up 18%; in CC, up 23%

•	Cloud services and subscriptions revenue was $605.3 million, up 62%; in CC, up 67%

•	License revenue was $294.3 million, down 4%; in CC, up 3%
Q4 Fiscal 2015

•	Total revenue was $482.7 million, down 2%; in CC, up 7%

•	Recurring revenue was $385.6 million, down 2%; in CC, up 6%

•	Cloud services and subscriptions revenue was $149.0 million, down 2%; in CC, up 4%

•	License revenue was $97.1 million, down 2%; in CC, up 10%
Waterloo, ON, July 29, 2015 - Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) announced today its financial results for the fourth quarter and fiscal year ended June 30, 2015.
“OpenText is helping the world’s leading brands digitize their business, both on- and off-premise, and our strategy is showing bright-line success supported by our strong fourth quarter performance. We ended fiscal year 2015 with total revenues of $1.9 billion, up 14% year-over-year, non-GAAP operating margin of 31% and operating cash flows of $523 million,” said OpenText CEO Mark J. Barrenechea. “With a more directly aligned sales leadership team in place, our sales organization performed extremely well in Q4, closing 26 deals over $1 million (11 cloud and 15 license).”

Barrenechea further added, “Over the last four years, our non-GAAP operating margin has grown from 27% to 31%, and our cloud revenue from zero to 33%, all while maintaining consistent license revenue on an absolute basis. Our confidence continues into fiscal 2016 and we are raising our non-GAAP operating margin model range to 30% to 34% and raising our annual recurring revenue range to 82% to 86%.”

In addition, Barrenechea added, “Today we announced a share buyback of up to $200 million and our quarterly dividend of 20 cents. We also re-affirm our intent to allocate $3 billion in capital to acquisitions in the coming years.”
Financial Highlights for Fiscal 2015 with Year Over Year Comparisons (1)

Summary of Annual Results						FY15 re-presented on a constant currency basis	FX impact - higher (lower)
	FY15	FY14	$ Change	% Change
Revenues: (in millions)
Cloud services and subscriptions	$605.3	$373.4	$231.9	62.1%		$623.3	($18.0)
Customer support	731.8	707.0	24.8	3.5%		765.5	(33.7)
Professional service and other	220.5	238.4	(17.9)	(7.5)%		232.7	(12.2)
Total Recurring revenues	$1,557.7	$1,318.9	$238.8	18.1%		$1,621.5	($63.8)
License	294.3	305.8	(11.5)	(3.8)%		314.5	(20.2)
Total revenues	$1,851.9	$1,624.7	$227.2	14.0%		$1,936.0	($84.1)
Non-GAAP-based operating margin (2)	30.9%	30.9%	n/a	—	bps	31.0%
GAAP-based operating margin	18.8%	18.5%	n/a	30	bps
Non-GAAP-based EPS, diluted (2)	$3.46	$3.37	$0.09	2.7%		$3.64	($0.18)
GAAP-based EPS, diluted	$1.91	$1.81	$0.10	5.5%
Operating cash flows (in millions)	$523.0	$417.1	$105.9	25.4%

Financial Highlights for Q4 FY15 with Year Over Year Comparisons (1)

Summary of Quarterly Results						Q4 FY15 re-presented on a constant currency basis	FX impact - higher (lower)
	Q4 FY15	Q4 FY14	$ Change	% Change
Revenues: (in millions)
Cloud services and subscriptions	$149.0	$151.9	($2.9)	(1.9)%		$158.2	($9.2)
Customer support	184.2	183.9	0.3	0.2%		201.8	(17.6)
Professional service and other	52.4	59.4	(7)	(11.8)%		58.4	(6.0)
Total Recurring revenues	$385.6	$395.2	($9.6)	(2.4)%		$418.4	($32.8)
License	97.1	98.9	(1.8)	(1.8)%		109.1	(12.0)
Total revenues	$482.7	$494.0	($11.3)	(2.3)%		$527.5	($44.8)
Non-GAAP-based operating margin (2)	30.8%	32.8%	n/a	(200)	bps	31.4%
GAAP-based operating margin	17.1%	21.8%	n/a	(470)	bps
Non-GAAP-based EPS, diluted (2)	$0.87	$1.05	($0.18)	(17.1)%		$0.98	($0.11)
GAAP-based EPS, diluted	$0.56	$0.72	($0.16)	(22.2)%
Operating cash flows (in millions)	$131.8	$134.9	($3.1)	(2.3)%

"I am very pleased with our bottom line performance in the quarter and for fiscal year 2015, as we increased our operating cash flow by $106 million or 25% year-over-year," said OpenText CFO John Doolittle. “On an adjusted basis, we have delivered 7 year cumulative growth rates of 19% for non-GAAP EPS, 18% for operating cash flow and 22% for non-GAAP net income."

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.

Quarterly Business Highlights

•	Q415: 26 customer transactions over $1 million, 11 cloud contract signings in the OpenText Cloud and 15 on-premises

•	Q415: Financial, services and industrial goods industries saw the most demand

•	Cloud customer successes in the quarter include athenahealth, Wacom Co, SCL Health, Genpact, The Tennessee Valley Authority (TVA) and Local Search Association

•
On-premises customer successes in the quarter include St. Lawrence Seaway Management Corporation (SLSMC), European Central Bank (ECB), City of Calgary, PriceSmart, U.S. Department of State, Haya Real Estate SI and ASR Verzekeringen NV

•	OpenText CEO resumes full involvement in day-to-day operations

•	OpenText CEO Mark J. Barrenechea named Results-Oriented CEO of the Year, by CEO World

•	OpenText awarded “Top Job” seal by the Institute for Leadership and HR Management at the University Of St. Gallen

•	Released new version of xECM for SAP® with OpenText Business Center, new SAP HANA® solutions and received its 8th SAP® Pinnacle award
Update on IRS Tax Matters
As we have previously disclosed in our public filings, the United States Internal Revenue Service (“IRS”) is examining certain of our tax returns for Fiscal 2010 through Fiscal 2012, and in connection with those examinations is reviewing our internal reorganization in Fiscal 2010 to consolidate certain intellectual property ownership in Luxembourg and Canada and our integration of certain acquisitions into the resulting structure.
As part of these examinations, we received from the IRS a Notice of Proposed Adjustment (“NOPA”) in draft form proposing a one-time approximately $280 million increase to our U.S. federal taxes arising from the reorganization in Fiscal 2010 and proposing penalties equal to 20% of the additional taxes, plus interest at the applicable statutory rate (which will continue to accrue until the matter is resolved and may be substantial). A NOPA is an IRS position and does not impose an obligation to pay tax. The draft NOPA may be changed before the final NOPA is issued, including because the IRS reserved the right in the draft NOPA to increase the adjustment. Based on our discussions with the IRS, we expect we will receive an additional NOPA proposing an approximately $80 million increase to our U.S. federal taxes for Fiscal 2012 arising from the integration of Global 360 Holding Corp. into the structure that resulted from the reorganization, accompanied by proposed penalties and interest (although there can be no assurance that this will be the amount reflected in the NOPA when received). Depending upon the outcome of these matters, additional state income taxes plus penalty and interest may be due.

We strongly disagree with the IRS’ position and intend to vigorously contest the proposed adjustments to our taxable income. We have not recorded any material accruals in respect of these examinations in our Consolidated Financial Statements. See our Annual Report on Form 10-K filed today for additional information on these matters.
Normal Course Issuer Bid

The Company also announced today that it intends to purchase in open market transactions, from time to time over the next 12 months, if considered advisable, up to an aggregate of $200,000,000 of its common shares on NASDAQ Global Select Market, the Toronto Stock Exchange (the “TSX”) and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible. The price that OpenText will pay for common shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.

The Board believes that the proposed purchases are in the best interests of the Company and are a desirable use of corporate funds. The share purchases will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934 and the TSX’s normal course issuer bid rules, which contain restrictions on the number of shares that may be purchased on a single day (being 77,957 common shares in the case of the TSX) based on the average daily trading volumes of OpenText’s common shares on the applicable exchange (being 311,828 common shares for the past six months in the case of the TSX), subject to certain exceptions for block purchases. The purchases over the TSX will be made pursuant to a normal course issuer bid (“NCIB”), which the TSX has accepted notice of. Under the NCIB, up to 5% of its 122,337,654 common shares outstanding as of July 27, 2015, or 6,116,882 common shares, are permitted to be purchased commencing on August 6, 2015 until August 5, 2016. All common shares purchased by OpenText pursuant to the NCIB will be cancelled.

OpenText also announced that it has entered into an automatic share purchase plan pursuant to which its designated broker may undertake purchases of its common shares under the NCIB, subject to certain parameters, during pre-determined trading blackout periods when OpenText would not otherwise be permitted to purchase its common shares.

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non cumulative cash dividend program the Board declared on July 28, 2015 a cash dividend of $0.20 per Common Share. The record date for this dividend is August 28, 2015 and the payment date is September 18, 2015. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of our Board of Directors.

Summary of Annual Results
	FY15	FY14	% Change
Revenue (million)	$1,851.9	$1,624.7	14.0%
GAAP-based gross margin	67.5%	68.5%	(100)	bps
GAAP-based operating margin	18.8%	18.5%	30	bps
GAAP-based EPS, diluted	$1.91	$1.81	5.5%
Non-GAAP-based gross margin (2)	72.0%	72.9%	(90)	bps
Non-GAAP-based operating margin (2)	30.9%	30.9%	—	bps
Non-GAAP-based EPS, diluted (2)	$3.46	$3.37	2.7%

Summary of Quarterly Results
	Q4 FY15	Q3 FY15	Q4 FY14	% Change (Q4 FY15 vs Q3 FY15)		% Change (Q4 FY15 vs Q4 FY14)
Revenue (million)	$482.7	$447.6	$494.0	7.8%		(2.3)%
GAAP-based gross margin	68.7%	65.7%	69.1%	300	bps	(40)	bps
GAAP-based operating margin	17.1%	11.8%	21.8%	530	bps	(470)	bps
GAAP-based EPS, diluted	$0.56	$0.22	$0.72	154.5%		(22.2)%
Non-GAAP-based gross margin (2)	73.5%	70.8%	72.9%	270	bps	60	bps
Non-GAAP-based operating margin (2)	30.8%	25.7%	32.8%	510	bps	(200)	bps
Non-GAAP-based EPS, diluted (2)	$0.87	$0.66	$1.05	31.8%		(17.1)%

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm .

A replay of the call will be available beginning July 29, 2015 at 7:00 p.m. ET through 11:59 p.m. on August 12, 2015 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1469 followed by the number sign.

Please see below note (2) for a reconciliation of non-U.S. GAAP-based financial measures used in this press release, to U.S. GAAP-based financial measures.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in Fiscal 2016 on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, its financial condition, results of operations and earnings, the update on IRS tax matters including statements concerning received and anticipated NOPAs, purchases of common shares by OpenText pursuant to the NCIB, declaration of quarterly dividends, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; and (ix) the

Company's financial condition and capital requirements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products and services to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company's customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the final determination of litigation, tax audits and other legal proceedings; (viii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (ix) the continuous commitment of the Company's customers; and (x) demand for the Company's products. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

United States:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Canada:

Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
Waterloo: 519-888-7111 ext. 2446
smehan@opentext.com

Copyright ©2015 Open Text Corporation. OpenText is a trademark or registered trademark of Open Text SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text SA or other respective owners. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2015	June 30, 2014

ASSETS
Cash and cash equivalents	$699,999	$427,890
Short-term investments	11,166	—
Accounts receivable trade, net of allowance for doubtful accounts of $5,987 as of June 30, 2015 and $4,727 as of June 30, 2014	284,131	292,929
Income taxes recoverable	21,151	24,648
Prepaid expenses and other current assets	53,191	42,053
Deferred tax assets	30,711	28,215
Total current assets	1,100,349	815,735
Property and equipment	160,419	142,261
Goodwill	2,161,592	1,940,082
Acquired intangible assets	679,479	725,318
Deferred tax assets	155,411	161,247
Other assets	85,576	52,041
Deferred charges	37,265	52,376
Long-term income taxes recoverable	8,404	10,638
Total assets	$4,388,495	$3,899,698
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$241,370	$231,954
Current portion of long-term debt	8,000	62,582
Deferred revenues	358,066	332,664
Income taxes payable	17,001	12,948
Deferred tax liabilities	997	1,053
Total current liabilities	625,434	641,201
Long-term liabilities:
Accrued liabilities	34,682	41,999
Deferred credits	12,943	17,529
Pension liability	56,737	60,300
Long-term debt	1,580,000	1,256,750
Deferred revenues	28,223	17,248
Long-term income taxes payable	151,484	162,131
Deferred tax liabilities	69,185	60,373
Total long-term liabilities	1,933,254	1,616,330
Shareholders' equity:
Share capital
122,293,986 and 121,758,432 Common Shares issued and outstanding at June 30, 2015 and June 30, 2014, respectively; Authorized Common Shares: unlimited	808,010	792,834
Additional paid-in capital	126,417	112,398
Accumulated other comprehensive income	51,828	39,449
Retained earnings	863,015	716,317
Treasury stock, at cost (625,725 shares at June 30, 2015 and 763,278 at June 30, 2014, respectively)	(19,986)	(19,132)
Total OpenText shareholders' equity	1,829,284	1,641,866
Non-controlling interests	523	301
Total shareholders' equity	1,829,807	1,642,167
Total liabilities and shareholders' equity	$4,388,495	$3,899,698

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2015	2014	2013
Revenues:
License	$294,266	$305,846	$272,985
Cloud services and subscriptions	605,309	373,400	180,412
Customer support	731,797	707,024	658,216
Professional service and other	220,545	238,429	251,723
Total revenues	1,851,917	1,624,699	1,363,336
Cost of revenues:
License	12,899	13,161	15,995
Cloud services and subscriptions	239,719	142,666	73,464
Customer support	94,766	95,979	106,172
Professional service and other	173,399	189,947	196,663
Amortization of acquired technology-based intangible assets	81,002	69,917	93,610
Total cost of revenues	601,785	511,670	485,904
Gross profit	1,250,132	1,113,029	877,432
Operating expenses:
Research and development	196,491	176,834	164,010
Sales and marketing	369,920	345,643	289,157
General and administrative	163,042	142,450	109,325
Depreciation	50,906	35,237	24,496
Amortization of acquired customer-based intangible assets	108,239	81,023	68,745
Special charges	12,823	31,314	24,034
Total operating expenses	901,421	812,501	679,767
Income from operations	348,711	300,528	197,665
Other income (expense), net	(28,047)	3,941	(2,473)
Interest and other related expense, net	(54,620)	(27,934)	(16,982)
Income before income taxes	266,044	276,535	178,210
Provision for income taxes	31,638	58,461	29,690
Net income for the period	$234,406	$218,074	$148,520
Net (income) loss attributable to non-controlling interests	(79)	51	—
Net income attributable to OpenText	$234,327	$218,125	$148,520
Earnings per share—basic attributable to OpenText	$1.92	$1.82	$1.27
Earnings per share—diluted attributable to OpenText	$1.91	$1.81	$1.26
Weighted average number of Common Shares outstanding—basic	122,092	119,674	117,208
Weighted average number of Common Shares outstanding—diluted	122,957	120,576	118,124
Dividends declared per Common Share	$0.7175	$0.6225	$0.1500

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,
	2015	2014
Revenues:
License	$97,129	$98,863
Cloud services and subscriptions	148,967	151,877
Customer support	184,221	183,869
Professional service and other	52,391	59,369
Total revenues	482,708	493,978
Cost of revenues:
License	3,511	3,452
Cloud services and subscriptions	58,955	57,838
Customer support	23,514	24,196
Professional service and other	42,746	49,025
Amortization of acquired technology-based intangible assets	22,454	18,205
Total cost of revenues	151,180	152,716
Gross profit	331,528	341,262
Operating expenses:
Research and development	52,357	47,502
Sales and marketing	104,024	101,240
General and administrative	41,715	41,413
Depreciation	13,390	11,354
Amortization of acquired customer-based intangible assets	28,741	26,635
Special charges	8,791	5,413
Total operating expenses	249,018	233,557
Income from operations	82,510	107,705
Other income (expense), net	690	1,103
Interest and other related expense, net	(18,194)	(10,775)
Income before income taxes	65,006	98,033
Provision for income taxes	(3,763)	9,885
Net income for the period	$68,769	$88,148
Net (income) loss attributable to non-controlling interests	35	(37)
Net income attributable to OpenText	$68,804	$88,111
Earnings per share—basic attributable to OpenText	$0.56	$0.72
Earnings per share—diluted attributable to OpenText	$0.56	$0.72
Weighted average number of Common Shares outstanding—basic	122,245	121,692
Weighted average number of Common Shares outstanding—diluted	122,888	122,511
Dividends declared per Common Share	$0.2000	$0.1725

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2015	2014	2013
Net income for the period	$234,406	$218,074	$148,520
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	15,690	(2,779)	(1,879)
Unrealized gain (loss) on cash flow hedges:
Unrealized loss	(6,064)	(357)	(1,054)
Loss (gain) reclassified into net income	5,710	3,242	(1,482)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial loss	(3,302)	(841)	(351)
Amortization of actuarial loss into net income	357	294	292
Unrealized gain on short-term investments	(12)	—	—
Unrealized gain on marketable securities (Actuate)	1,906	—	—
Release of unrealized gain on marketable securities (Actuate)	(1,906)	—	—
Total other comprehensive income (loss), net, for the period	12,379	(441)	(4,474)
Total comprehensive income	246,785	217,633	144,046
Comprehensive loss attributable to non-controlling interests	(79)	51	—
Total comprehensive income attributable to OpenText	$246,706	$217,684	$144,046

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2015	2014	2013
Cash flows from operating activities:
Net income for the period	$234,406	$218,074	$148,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	240,147	186,177	186,851
Share-based compensation expense	22,047	19,906	15,575
Excess tax benefits on share-based compensation expense	(1,675)	(1,844)	(915)
Pension expense	4,796	3,232	1,448
Amortization of debt issuance costs	4,556	3,191	2,123
Amortization of deferred charges and credits	10,525	11,307	11,815
Loss on sale and write down of property and equipment	1,368	15	24
Deferred taxes	(14,578)	(12,334)	(5,796)
Release of unrealized gain on marketable securities to income	(3,098)	—	—
Write off of unamortized debt issuance costs	2,919	—	—
Changes in operating assets and liabilities:
Accounts receivable	43,189	(17,186)	17,965
Prepaid expenses and other current assets	(3,534)	11,146	4,242
Income taxes	2,933	11,308	(17,053)
Deferred charges and credits	—	9,870	(9,274)
Accounts payable and accrued liabilities	(22,714)	(36,478)	(41,947)
Deferred revenue	6,775	16,601	5,418
Other assets	(5,031)	(5,858)	(494)
Net cash provided by operating activities	523,031	417,127	318,502
Cash flows from investing activities:
Additions of property and equipment	(77,046)	(42,268)	(23,107)
Proceeds from maturity of short-term investments	17,017	—	—
Purchase of patents	—	(192)	(192)
Purchase of Actuate Corporation, net of cash acquired	(291,800)	—	—
Purchase of Informative Graphics Corporation, net of cash acquired	(35,180)	—	—
Purchase of GXS Group, Inc., net of cash acquired	—	(1,076,886)	—
Purchase of Cordys Holding B.V., net of cash acquired	—	(30,588)	—
Purchase of EasyLink Services International Corporation, net of cash acquired	—	—	(315,331)
Purchase of Resonate KT Limited, net of cash acquired	—	—	(19,366)
Purchase of ICCM Professional Services Limited, net of cash acquired	—	—	(11,257)
Purchase of System Solutions Australia Pty Limited, net of cash acquired	—	—	(516)
Purchase of a division of Spicer Corporation	(222)	—	—
Purchase consideration for prior period acquisitions	(590)	(887)	(875)
Other investing activities	(10,574)	(2,547)	(3,750)
Net cash used in investing activities	(398,395)	(1,153,368)	(374,394)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	1,675	1,844	915
Proceeds from issuance of Common Shares	15,240	24,808	16,347
Equity issuance costs	—	(144)	—
Purchase of Treasury Stock	(10,126)	(1,275)	—
Proceeds from long-term debt	800,000	800,000	—
Repayment of long-term debt	(530,284)	(45,911)	(30,677)
Debt issuance costs	(18,271)	(16,685)	—
Payments of dividends to shareholders	(87,629)	(74,693)	(17,703)
Net cash used in (provided by) financing activities	170,605	687,944	(31,118)
Foreign exchange gain (loss) on cash held in foreign currencies	(23,132)	5,742	(2,292)
Increase (decrease) in cash and cash equivalents during the period	272,109	(42,555)	(89,302)
Cash and cash equivalents at beginning of the period	427,890	470,445	559,747
Cash and cash equivalents at end of the period	$699,999	$427,890	$470,445

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Three Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income for the period	$68,769	$88,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	64,585	56,194
Share-based compensation expense	6,107	4,199
Excess tax benefits on share-based compensation expense	(64)	(169)
Pension expense	1,194	1,268
Amortization of debt issuance costs	1,146	1,131
Amortization of deferred charges and credits	2,632	2,667
Loss on sale and write down of property and equipment	1,250	—
Deferred taxes	(10,541)	(8,131)
Release of unrealized gain on marketable securities to income	—	—
Write off of unamortized debt issuance costs	—	—
Changes in operating assets and liabilities:
Accounts receivable	(33,371)	(36,315)
Prepaid expenses and other current assets	467	29,771
Income taxes	1,579	5,730
Deferred charges and credits	—	—
Accounts payable and accrued liabilities	31,033	(3,600)
Deferred revenue	70	(3,421)
Other assets	(3,039)	(2,558)
Net cash provided by operating activities	131,817	134,914
Cash flows from investing activities:
Additions of property and equipment	(16,460)	(13,825)
Proceeds from maturity of short-term investments	9,925	—
Purchase of Actuate Corporation, net of cash acquired	(32)	—
Purchase of GXS Group, Inc., net of cash acquired	—	785
Purchase consideration for prior period acquisitions	—	(222)
Other investing activities	(1,659)	—
Net cash used in investing activities	(8,226)	(13,262)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	64	169
Proceeds from issuance of Common Shares	2,413	5,090
Purchase of Treasury Stock	(8,875)	—
Repayment of long-term debt	(9,799)	(13,412)
Debt issuance costs	(195)	(653)
Payments of dividends to shareholders	(24,455)	(21,001)
Net cash used in (provided by) financing activities	(40,847)	(29,807)
Foreign exchange gain (loss) on cash held in foreign currencies	4,078	(26)
Increase in cash and cash equivalents during the period	86,822	91,819
Cash and cash equivalents at beginning of the period	613,177	336,071
Cash and cash equivalents at end of the period	$699,999	$427,890

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (non-GAAP).These non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain non-GAAP measures defined below.
Non-GAAP-based net income and non-GAAP-based EPS are calculated as net income or net income per share on a diluted basis, excluding, the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges, all net of tax. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets. Non-GAAP-based gross margin is calculated as non-GAAP-based gross profit expressed as a percentage of revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding, the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation. Non-GAAP-based operating margin is calculated as non-GAAP-based income from operations expressed as a percentage of revenue.
The Company's management believes that the presentation, of the above defined non-GAAP financial measures, provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary non-GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2015. (In thousands except for per share amounts)
	Three Months Ended June 30, 2015
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services and subscriptions	$58,955		$(252)	(1)	$58,703
Customer support	23,514		(200)	(1)	23,314
Professional service and other	42,746		(421)	(1)	42,325
Amortization of acquired technology-based intangible assets	22,454		(22,454)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	331,528	68.7%	23,327	(3)	354,855	73.5%
Operating expenses
Research and development	52,357		(665)	(1)	51,692
Sales and marketing	104,024		(2,508)	(1)	101,516
General and administrative	41,715		(2,061)	(1)	39,654
Amortization of acquired customer-based intangible assets	28,741		(28,741)	(2)	—
Special charges (recoveries)	8,791		(8,791)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	82,510	17.1%	66,093	(5)	148,603	30.8%
Other income (expense), net	690		(690)	(6)	—
Provision for (recovery of) income taxes	(3,763)		27,272	(7)	23,509
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	68,804		38,131	(8)	106,935
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.56		$0.31	(8)	$0.87

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 6% and a non-GAAP-based tax rate of 18%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 18%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended June 30, 2015
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$106,935	$0.87
Less:
Amortization	51,195	0.42
Share-based compensation	6,107	0.05
Special charges (recoveries)	8,791	0.07
Other (income) expense, net	(690)	(0.01)
GAAP-based provision for (recovery of) income taxes	(3,763)	(0.03)
Non-GAAP based provision for income taxes	(23,509)	(0.19)
GAAP-based net income, attributable to OpenText	$68,804	$0.56

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2015. (In thousands except for per share amounts)
	Year Ended June 30, 2015
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services and subscriptions	$239,719		$(833)	(1)	$238,886
Customer support	94,766		(832)	(1)	93,934
Professional service and other	173,399		(1,335)	(1)	172,064
Amortization of acquired technology-based intangible assets	81,002		(81,002)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,250,132	67.5%	84,002	(3)	1,334,134	72.0%
Operating expenses
Research and development	196,491		(2,496)	(1)	193,995
Sales and marketing	369,920		(9,095)	(1)	360,825
General and administrative	163,042		(7,456)	(1)	155,586
Amortization of acquired customer-based intangible assets	108,239		(108,239)	(2)	—
Special charges (recoveries)	12,823		(12,823)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	348,711	18.8%	224,111	(5)	572,822	30.9%
Other income (expense), net	(28,047)		28,047	(6)	—
Provision for (recovery of) income taxes	31,638		61,559	(7)	93,197
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	234,327		190,599	(8)	424,926
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.91		$1.55	(8)	$3.46

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 12% and a non-GAAP-based tax rate of 18%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 18%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Year Ended June 30, 2015
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$424,926	$3.46
Less:
Amortization	189,241	1.54
Share-based compensation	22,047	0.18
Special charges (recoveries)	12,823	0.10
Other (income) expense, net	28,047	0.23
GAAP-based provision for (recovery of) income taxes	31,638	0.26
Non-GAAP based provision for income taxes	(93,197)	(0.76)
GAAP-based net income, attributable to OpenText	$234,327	$1.91

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2015. (In thousands except for per share amounts)
	Three Months Ended March 31, 2015
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services and subscriptions	$61,950		$(182)	(1)	$61,768
Customer support	24,092		(224)	(1)	23,868
Professional service and other	42,403		(316)	(1)	42,087
Amortization of acquired technology-based intangible assets	22,136		(22,136)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	294,016	65.7%	22,858	(3)	316,874	70.8%
Operating expenses
Research and development	53,222		(654)	(1)	52,568
Sales and marketing	95,787		(1,919)	(1)	93,868
General and administrative	45,722		(3,267)	(1)	42,455
Amortization of acquired customer-based intangible assets	28,250		(28,250)	(2)	—
Special charges (recoveries)	5,622		(5,622)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	52,604	11.8%	62,570	(5)	115,174	25.7%
Other income (expense), net	(9,550)		9,550	(6)	—
Provision for (recovery of) income taxes	(309)		18,122	(7)	17,813
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	26,610		53,998	(8)	80,608
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.22		$0.44	(8)	$0.66

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1% and a non-GAAP-based tax rate of 18%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 18%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended March 31, 2015
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$80,608	$0.66
Less:
Amortization	50,386	0.41
Share-based compensation	6,562	0.05
Special charges (recoveries)	5,622	0.05
Other (income) expense, net	9,550	0.08
GAAP-based provision for (recovery of) income taxes	(309)	—
Non-GAAP based provision for income taxes	(17,813)	(0.15)
GAAP-based net income, attributable to OpenText	$26,610	$0.22

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the three months ended June 30, 2014. (In thousands except for per share amounts)
	Three Months Ended June 30, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues:
Cloud services and subscriptions	$57,838		$(197)	(1)	$57,641
Customer support	24,196		(207)	(1)	23,989
Professional service and other	49,025		(112)	(1)	48,913
Amortization of acquired technology-based intangible assets	18,205		(18,205)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	341,262	69.1%	18,721	(3)	359,983	72.9%
Operating expenses
Research and development	47,502		(450)	(1)	47,052
Sales and marketing	101,240		(1,112)	(1)	100,128
General and administrative	41,413		(2,121)	(1)	39,292
Amortization of acquired customer-based intangible assets	26,635		(26,635)	(2)	—
Special charges (recoveries)	5,413		(5,413)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	107,705	21.8%	54,452	(5)	162,157	32.8%
Other income (expense), net	1,103		(1,103)	(6)	—
Provision for (recovery of) income taxes	9,885		12,785	(7)	22,670
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	88,111		40,564	(8)	128,675
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.72		$0.33	(8)	$1.05

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a non-GAAP-based tax rate of 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended June 30, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$128,675	$1.05
Less:
Amortization	44,840	0.37
Share-based compensation	4,199	0.03
Special charges (recoveries)	5,413	0.04
Other (income) expense, net	(1,103)	(0.01)
GAAP-based provision for (recovery of) income taxes	9,885	0.08
Non-GAAP based provision for income taxes	(22,670)	(0.18)
GAAP-based net income, attributable to OpenText	$88,111	$0.72

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the year ended June 30, 2014. (In thousands except for per share amounts)
	Year Ended June 30, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues:
Cloud services and subscriptions	$142,666		$(342)	(1)	$142,324
Customer support	95,979		(754)	(1)	95,225
Professional service and other	189,947		(855)	(1)	189,092
Amortization of acquired technology-based intangible assets	69,917		(69,917)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,113,029	68.5%	71,868	(3)	1,184,897	72.9%
Operating expenses
Research and development	176,834		(2,356)	(1)	174,478
Sales and marketing	345,643		(7,312)	(1)	338,331
General and administrative	142,450		(8,287)	(1)	134,163
Amortization of acquired customer-based intangible assets	81,023		(81,023)	(2)	—
Special charges (recoveries)	31,314		(31,314)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	300,528	18.5%	202,160	(5)	502,688	30.9%
Other income (expense), net	3,941		(3,941)	(6)	—
Provision for (recovery of) income taxes	58,461		9,569	(7)	68,030
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	218,125		188,650	(8)	406,775
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.81		$1.56	(8)	$3.37

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 21% and a non-GAAP-based tax rate of 14.3%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 14.3%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Year Ended June 30, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$406,775	$3.37
Less:
Amortization	150,940	1.25
Share-based compensation	19,906	0.17
Special charges (recoveries)	31,314	0.26
Other (income) expense, net	(3,941)	(0.03)
GAAP-based provision for (recovery of) income taxes	58,461	0.48
Non-GAAP based provision for income taxes	(68,030)	(0.57)
GAAP-based net income, attributable to OpenText	$218,125	$1.81

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and year ended June 30, 2015 and 2014:

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	14%	25%	18%
GBP	8%	8%	9%	10%
CAD	5%	14%	5%	12%
USD	52%	48%	49%	42%
Other	12%	16%	12%	18%
Total	100%	100%	100%	100%

	Year Ended June 30, 2015		Year Ended June 30, 2014
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	24%	14%	27%	18%
GBP	8%	8%	9%	9%
CAD	5%	13%	5%	15%
USD	51%	48%	48%	42%
Other	12%	17%	11%	16%
Total	100%	100%	100%	100%

*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges